UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Plush Properties, Inc.
(Exact Name of registrant in its charter)

Nevada		26-2294459
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10300 W. Charleston Blvd. #13-213
Las Vegas, Nevada 89135
(702) 683-3334
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq. 5440 W. Sahara, Third Floor
Las Vegas, NV 89146
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq. 5440 W. Sahara, Third Floor
Las Vegas, NV 89146 Telephone (702) 382-1714 Electronic Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐                                                                .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐                                                                .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐                                                                .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer ☐                                            Accelerated filer ☐

Non-accelerated filer ☐                                               Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$100,000.00	$0.05	$100,000.00	$3.95

(1)

This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Plush Properties, Inc.

2,000,000 Shares of Common Stock

$0.05 per share

Plush Properties, Inc. (“Plush” or the "Company") is offering on a best-efforts basis a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share.  The shares are intended to be sold directly through the efforts of Carlos Espinosa, our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contacts.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Harold Gewerter, Esq. - Trust Account fbo Plush Properties, Inc.  All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Plush Properties, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

Prior to this offering, there has been no public market for Plush Properties, Inc.'s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	2,000,000	$100,000	$0.00	$100,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated August 22, 2008

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

Plush Properties, Inc. ("PLUSH" or the "Company"), incorporated in the State of Nevada on March 12, 2008, is a development stage company with the principal business objective of buying, selling, sindicating, and land banking for national and private home builders and commercial developers.  If Plush buys and holds, we rezone the property for the highest and best use then resell it for a substantial profit.  Plush is  now looking to buy distressed property from sellers that are in trouble due to market conditions.

We are a small, start-up company that has not generated any revenues and that lacks a stable customer base.  Since our inception to the present, we have not generated any revenues. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We believe that the recurring revenues from sales will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus and closure of the offering.

Plush Properties, Inc. currently has one officer and director.  He allocates time and personal resources to the Company on a part-time basis.

As of the date of this prospectus, we have 8,000,000 shares of $0.001 par value common stock issued and outstanding.

Plush Properties, Inc.’s operations and corporate offices are located at 10300 W. Charleston Blvd. #13-213, Las Vegas, NV 89135, with a telephone number of (702) 683-3334.

Plush Properties, Inc.’s fiscal year end is December 31.

THE OFFERING

Plush Properties, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share.  The proceeds from the sale of the shares in this offering will be payable to "Harold Gewerter, Esq. - Trust Account fbo Plush Properties, Inc." and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised. No interest shall be paid to any investor or to the Company.  All subscription agreements and checks are irrevocable and should be delivered to Harold Gewerter, Esq. fbo Plush Properties, Inc., at the address provided on the Subscription Agreement.  Failure to do so will result in checks being returned to the investor who submitted the check.  Plush Properties, Inc.’s trust agent, Harold Gewerter, Esq., acts as legal counsel for Plush Properties, Inc. and therefore, may not be considered an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Plush Properties, Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company.  The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Plush Properties, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, supplies and general working capital.

Plush Properties, Inc. has not presently secured a transfer agent but will identify one prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANACAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

Inception March 12, 2008 thru June 30, 2008
Revenue	$0
Expenses:	0
General and administrative expenses	0
Total Expenses	0
Net Income (Loss)	$0

Balance sheets data

		June 30, 2008
ASSETS
Current Assets
Cash		$0
Total current assets		0

Total assets		$0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$
Non-Current Liabilities

Total Liabilities	$

Stockholders’ Equity
		8,000
Common stock
(Deficit) accumulated during development stage		(8,000)

Total stockholder's equity

Total liabilities and stockholder's equity		$0

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Plush Properties, Inc.’s operations depend solely on the efforts of Carlos Espinosa, the sole officer and director of the Company. Espinosa has no experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements.  The Company cannot guarantee that it will be able overcome any such obstacles.

Carlos Espinosa is involved in other employment opportunities and may periodically face a conflict in selecting between Plush Properties, Inc. and other personal and professional interests.  The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the Company loses Carlos Espinosa to other pursuits without a sufficient warning, we may, consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S OFFICERS AND DIRECTORS CONTROL A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Carlos Espinosa, our only officer and director, beneficially owns 100% of the outstanding common stock at the present time.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering are sold, he would retain 96% ownership in our common stock.  In the event the maximum offering is attained, Carlos Espinosa will own 80% of our outstanding common stock.  This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have not generated any revenues.  Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES.

We expect to earn revenues solely in our chosen business area. In the opinion of our officer and director, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date the minimum offering is achieved.   However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources.  To date, we have funded our operations with limited initial capital and have not generated funds from operations to be profitable or to maintain consistent operations.  Unless we begin to generate sufficient revenues to finance operations as a going concern on a consistent basis, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  All of our issued and outstanding common stock is currently held by Carlos Espinosa, our officer and director.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Our primary shareholder, Carlos Espinosa, who also serves as our officer and director acquired a total of 8,000,000 restricted shares of our common stock at a price per share of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (8,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by Carlos Espinosa, our officer and director, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of Carlos Espinosa, our officer and director. The Company has no other full or part-time individuals devoted to the development of our company.  Furthermore, the Company does not maintain key man life insurance.  Without employment contracts, we may lose our officers and directors to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

Our officer and director is involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we lose Carlos Espinosa to other pursuits without a sufficient warning, we may be forced to terminate our operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

The Company has yet to commence revenue producing operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR OFFICER AND DIRECTOR WORKs ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Carlos Espinosa, our officer and director.  Carlos Espinosa has no experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacles.

Carlos Espinosa is involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose Carlos Espinosa to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

The Company has not substantially commenced its planned business strategy and does not have any significant sales and marketing capabilities in place yet.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop effective operational capabilities.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and consequently may be forced to cease operations.

The Company may also be unable to obtain sufficient quantities of quality clientele on acceptable commercial terms.  Our business would be seriously harmed if we were unable to develop and maintain relationships with repeat customers on acceptable terms.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS.

Our business depends on our ability to acquire a steady base of customers and to be able to anticipate the needs of that customer base on a timely basis.  Given that we are in the development stage, we may be unable to accurately anticipate the development of a customer base or be able to accommodate and service their needs.  If we fail to anticipate customer demand properly or have a delay in the establishment of a substantial, reliable customer base, our business may be seriously, adversely affected to the extent that we may terminate operations.

FAILURE BY THE COMPANY TO ANTICIPATE AND RESPOND TO CHANGES IN CONSUMER PREFERENCES MAY ADVERSELY AFFECT REVENUES.

Any change in the preferences of our potential customers or developments in the industry that the Company fails to anticipate and adapt to could reduce customer base and the demand for our services.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict.  When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

[Balance of this Page Intentionally Left Blank]

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to commence planned operations and implement our business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	50,000	100.00	100,000	100.00

Offering Expenses
Legal and professional fees	2,000	10.00	2,000	4.00	2,000	2.00
Accounting fees	2,000	10.00	2,000	4.00	2,000	2.00
Transfer agent fees	2,000	10.00	2,000	4.00	2,000	2.00
Total Offering Expenses	6,000	30.00	6,000	12.00	6,000	6.00

Net Proceeds from Offering	14,000	70.00	46,000	88.00	94,000	94.00

Use of Net Proceeds
Accounting fees	3,000	15.00	3,000	6.00	3,000	3.00
Legal and professional fees	5,000	25.00	5,000	10.00	5,000	5.00
Office equipment and furniture	1,000	5.00	5,000	10.00	5,000	5.00
Office supplies	1,000	5.00	2,000	4.00	2,000	2.00
Part Time Employee	-	-	5,000	10.00	15,000	15.00
Sales and marketing	2,000	10.00	5,500	11.00	10,000	10.00
Working capital (1)	2,000	10.00	20,500	41.00	54,000	54.00

Total Use of Net Proceeds	14,000	70.00	46,500	88.00	94,000	94.00
Total Use of Proceeds	20,000	100.00	50,000	100.00	100,000	100.00

Notes:

(1)  The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $85,000 or $0.005 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.045 per share while our present stockholders will receive an increase of $0.003 per share in the net tangible book value of the shares they hold.  This will result in a 54.29% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.000	$0.000

Book Value Per Share After the Offering	$0.00107	$0.00336

Net Increase to Original Shareholders	$0.00107	$0.00336

Decrease in Investment to New Shareholders	$0.04893	$0.04664

Dilution to New Shareholders (%)	97.87%	93.29%

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ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Our common stock is currently held by one shareholder.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor or that we will be successful.  In the absence of listing, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Carlos Espinosa, the officer and director of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Carlos Espinosa.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Carlos Espinosa will not receive commissions for any sales originated on our behalf.  We believe that Carlos Espinosa is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, as to Carlos Espinosa, he:

1.  Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his Or her participation; and

2.  Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.  Is not an associated person of a broker or dealer; and

4.  Meets the conditions of the following:

a.  Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.  Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.  Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within  this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

No officer or director of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Harold Gewerter, Esq. Trust Account fbo Plush Properties, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  Failure to do so will result in checks being returned to the investor, who submitted the check.  No interest will be paid to any shareholder or the Company.  All subscription agreements and checks are irrevocable. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Plush Properties, Inc. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires (or an additional 180 days if so extended by the Company), whichever event first occurs.  Thereafter, this escrow agreement shall terminate.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00.  [See Exhibit 99(a)].

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable.  The Company expressly reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Plush Properties, Inc. is authorized to issue 75,000,000 shares of preferred stock, $0.001 par value.  The company has issued 8,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of Plush Properties, Inc.’s common stock:

1.  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.  Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.  Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.  Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Plush Properties, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Plush Properties, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Plush Properties, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Plush Properties, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Harold Gewerter is legal counsel to the Company. Mr. Gewerter has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Gewerter has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

BUSINESS SUMMARY

Plush Properties, LLC has been operating for some time under its business plan and has acquired over 550 acres in and around Las Vegas. The ownership of Plush Properties, LLC in order to raise additional capital and have access to the public markets have formed Plush Properties, Inc. and filed this registration statement thereon.    The starting of a new entity was necessitated by the former being an LLC (which would have had to have been converted) and the lesser initial cost of a registration on a new entity (lower audit, accounting and legal costs).  Management intends to continue the business plan of Plush Properties LLC in Plush Properties, Inc.

Plush Properties, Inc. incorporated in the State of Nevada on March 12, 2008 under the same name.  Since inception, we have not generated any significant revenues and have incurred a cumulative net loss as reflected in the financial statements.  The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Plush Properties, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, we have had only limited start-up operations and have not generated any significant revenues.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Plush Properties, Inc.’s administrative office is located at 10300 W. Charleston Blvd. #13-213, Las Vegas, Nevada 89135.

Plush Properties, Inc.’s fiscal year end is Dec. 31.

PRINCIPAL SERVICES AND MARKET

Plush Properties, Inc. (hereinafter referred to as the “Company” or “PLUSH”) is a developmental stage Nevada Corporation, possessing the expertise to buy, sell, syndicating and land banking for national and private home builders and commercial developers.  If Plush buys and holds, we rezone the property for the highest and best use then resell it for a substantial profit.  Plush is currently looking to buy distressed property from sellers that are in trouble due to market conditions.

The market for commercial real estate brokerage services is highly fragmented at the national level.  There are many very large brokerages with significantly greater assets and resources at their disposal.  Such firms maintain multiple offices, branches or franchises in cities throughout the United States.  There are also many smaller real estate brokerage firms owned and operated by one or a few individuals in every local community throughout the country.  We compete with these brokerages within the scope of our local geographic reach.  Some of our competitors are large, national brokerage firms or franchisors.  A few such firms include:

1.

Prudential Financial, Inc.;

2.

RE/MAX International Inc; and

3.

Cendant Corporation, (which owns the Century 21 Coldwell Banker and ERA franchise brands, a large corporate relocation business and NRT Incorporated).  Cendant Corporation is the largest brokerage in the United States.

Traditionally, real estate brokers have offered a full, “bundled” package of services to sellers and buyers, including marketing the seller’s home or assisting in the buyer’s search, holding open houses and showing homes, preparing offers and assisting in negotiations, and coordinating the steps to close the transaction. Because real estate transactions are complex and infrequent for most people, many consumers benefit from a broker’s specialized knowledge of the process and of local market conditions.  Still, some consumers choose to complete real estate transactions without a broker’s assistance, including those who sell their properties on their own, or “for-sale-by-owner.”

For many years, the industry has used a commission-based pricing model, with sellers paying a percentage of the sales price as a brokerage fee. Brokers acting for sellers typically invite other brokers to cooperate in the sale of the property and offer a portion of the total commission to whoever produces the buyer.  Agents involved in the transaction may be required to split their shares of the commission with their brokers.  Under this approach, brokers and agents receive compensation only when sales are completed.

In recent years, alternatives to this traditional full-service brokerage model have become more common.  Discount full-service brokerages charge a lower commission than the prevailing local rate, but offer a full package of services.  Discount limited-service brokerages offer a limited package of services or allow clients to choose from a menu of “unbundled” services and charge reduced fees on a commission or fee-for-service basis.

Most local commercial real estate markets have a multiple listing services for commercial properties such as Property Line or “MLS”. MLS also refers to “Multiple Listing System” or “Multiple Listings Service”.  (In the context of this document we refer to the term MLS so as to mean any and all such services.)  It is a group of private databases allowing real estate brokers representing sellers under a listing contract to widely share information about properties with real estate brokers who may represent potential buyers or wish to cooperate with a seller's broker in finding a buyer for the property.)   MLS has developed a commercial version of their database.

Participating brokers use Property Line or MLS to “list” the properties they have for sale, providing other brokers with detailed information on the properties (“listings”), including how much of the commission will be shared with the buyer’s agent.  The services act as a single, convenient source of information that provides maximum exposure for sellers and facilitates the property search for buyers.  Each MLS is a private entity with its own membership requirements and operating policies and procedures. According to NAR, approximately 900 MLS’s nationwide were affiliated with the trade association in 2005.

BUSINESS OF ISSUER

Plush Properties, Inc. (hereinafter referred to as the “Company” or “PLUSH”) is a developmental stage Nevada Corporation, possessing the expertise to buy, sell, syndicating and land banking for national and private home builders and commercial developers. If Plush buys and holds, we rezone the property for the highest and best use then resell it for a substantial profit.  Plush is currently looking to buy distressed property from sellers that are in trouble due to market conditions.

We have never been subject to any bankruptcy, receivership or similar proceeding nor have we engaged in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. Neither we, nor our officers, Directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

MARKET GROWTH AND STRATEGY

The revenue generating sales for the company will be handled within the relationships that Carlos Espinosa has in the housing industry.  He and his associates have over 10 years of combined expertise and contacts in the home and lending industry. Additionally, we believe that several competitors’ services are similar of ours, but range in availability and expertise.  We believe that many competitors do not focus on the distressed home industry where these trends are showing growth.

The demand for housing and loan financing services is strong and growing.  We will look to expand into other states as this occurs.

Intellectual Properties

Plush Properties, Inc. does not foresee the need to protect any intellectual properties.

Marketing Activities

This service industry is abounding with competition but almost all limited to an immediate localized geographic area.  No potential competitor offers the consistency of a regional or national operation as we intend to provide.  Our intent is to not emphasize or compete with our individual competitors similarities, but to emphasize our differences—namely our intent to become a name synonymous with individual, personal services.  We will seek to develop a comprehensive, multi-layered internet presence followed by an extensive media campaign in our initial area of operations.  As we form a strong local foundation, we intend to expand into other geographical areas by means of direct competition, strategic mergers and beneficial acquisitions.

Distribution Methods of the Products and/or Services

We are currently working to identify an experienced internet service provider to develop a comprehensive internet presence.  Additionally, we plan on identifying key-individuals and/or companies that may be instrumental in assisting us in making our services known to potential clients.

As resources become available, direct mailings and local advertising offering discounts will be utilized to increase consumer contacts and augment the individual customer base.

Regulatory Framework for the Industry

The Company is not aware of any regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations (primarily locally) that may apply, including, but not limited to local business licenses and regulations.  However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise or as best we can forecast their arrival.

Number of Total Employees and Number of Full Time Employees

Plush Properties, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our officer and director to establish business operations and perform or supervise the minimal services required at this time.  We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees.  The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 10300 W. Charleston Blvd. #13-213, Las Vegas, Nevada 89135.  Office space, utilities and storage are currently being provided free of charge at the present time at this address which is Mr. Espinosa’s.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

To the best of our knowledge, Carlos Espinosa, our officer and director has not been convicted in a criminal proceeding.

To the best of our knowledge, Carlos Espinosa, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of our knowledge, Carlos Espinosa, our officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

To the best of our knowledge, no officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Plush Properties, Inc. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Plush Properties, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Plush Properties, Inc.;

2. There are currently 8,000,000 shares of our common stock held by our officers and directors and service providers that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (8,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144, which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Plush Properties, Inc. has 8,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSON AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Plush Properties, Inc. was incorporated on March 12, 2008.  As of the date of this document, we have generated minimal revenues and substantial expenses.  This resulted in a net loss of since inception, which is attributable to general and administrative expenses.

Since incorporation, we have financed our operations primarily through minimal initial capitalization.

To date we have not implemented our fully planned principal operations.  Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important in the execution of the plan of operations.  However, we cannot guarantee that it will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

Plush Properties, Inc.’s management does not expect to conduct any research and development.

Plush Properties, Inc. currently does not own any significant plant or equipment that it would seek to purchase or sell in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months.  Currently, we believe the services provided by our officer and director are sufficient at this time.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is The Blackwing Group, LLC, 18921G E. Valley View Parkway #325, Independence MO 64055.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Carlos Espinosa (2)	33	President, Secretary,Treasurer, and Director	Inception – Current

Notes:

(1)  Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2)  Carlos Espinosa has outside interests and obligations to other than Plush Properties, Inc. Each intends to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, Plush Properties, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Carlos Espinosa, CEO, CFO, President, Secretary, Treasurer, Director

Since March of 2004, Mr. Espinosa has run Plush Properties, LLC doing commercial real estate investment.  From October of 2002 to April of 2004, Mr. Espinosa was employed at Delta Realty & Investments doing land investments, researching parcels of land both commercial and residential and preparing offer and acceptance agreements.  Prior to 2002, Mr. Espinosa worked as a commercial real estate sales associate and in landscape development.  Mr. Espinosa graduated from the Southern Nevada School of Real Estate in December of 2001.  Mr. Espinosa is also bilingual being fluent in reading, speaking and writing both English and Spanish.

Board Committees

Plush Properties, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee.

Directors

The maximum number of directors Plush Properties, Inc. is authorized to have is seven (7).  However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Carlos Espinosa	2008	-	-	-	-	-	-	-
Officer and Director

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Plush Properties, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Plush Properties, Inc.’s incorporation on March 12, 2008, we have not paid any compensation to any officer, director or employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Plush Properties, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Carlos Espinosa, President, Secretary, Treasurer and Director	8,000,000	100.00%	80.00%

	All Directors and Officers as a group (1 person)	8,000,000	100.00%	80.00%

Footnotes

(1)  The address of each executive officer one director is c/o Plush Properties, Inc., 10300 W. Charleston Blvd #13-213, Las Vegas, NV 89135.

(2)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)  Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about March 12, 2008, Carlos Espinosa, our officer and director, paid for expenses involved with the incorporation of Plush Properties, Inc. with personal funds and performed services on behalf of Plush Properties, Inc., in exchange for 8,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Carlos Espinosa was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1. After this offering, PLUSH will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, PLUSH will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials PLUSH files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  PLUSH SEC filings will also be available on the SEC's Internet site.  The address of that site is: http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Plush Properties, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by PLUSH of expenses incurred or paid by a director, officer or controlling person of PLUSH in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PLUSH will, unless in the opinion of PLUSH legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANACIAL STATEMENTS

a)

Audited Financial Statements for the period ended June 30, 2008

PLUSH PROPERTIES, INC.

(A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD OF

MARCH 12, 2008 (DATE OF INCEPTION)

TO JUNE 30, 2008

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plush Properties, Inc. (A Development Stage Company)

10300 W Charleston Blvd. #13-213

Las Vegas, NV 89135

We have audited the accompanying balance sheet of Plush Properties, Inc. (A Development Stage Company) as of June 30, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Plush Properties, Inc. (A Development Stage Company) as of June 30, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The Blackwing Group, LLC

The Blackwing Group, LLC

Issuing Office: Independence, MO

August 21, 2008

PLUSH PROPERTIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JUNE 30, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	$-
Accounts Receivable - Trade	-
Total Current Assets	-

Total Assets	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Note B)
Common stock, par value $.001;
75,000,000 shares authorized;
8,000,000 shares issued and outstanding	$8,000
Additional Paid in Capital	-
Retained Earnings (Accumulated Deficit)	(8,000)
Total Stockholders' Equity	-

Total Liabilities and Stockholders' Equity	$-

PLUSH PROPERTIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED JUNE 30, 2008

Income
Revenues	$-

Total Cost of Sales	-

Gross Margin	-

General and Administrative Expenses
Consulting	2,500
Administrative Fees	1,600
Licenses and Permits	400
Legal Fees	2,500
Accounting Fees	1,000
Total Expenses	8,000

Net Income (Loss)	$(8,000)

Per Share Information:

Net Income (Loss) per share - 8,000,000 shares issued	$(0.002)

Basic weighted average number
common stock shares outstanding	8,000,000

Diluted weighted average number
common stock shares outstanding	8,000,000

PLUSH PROPERTIES, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED JUNE 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES	2006

Net income (Loss)	$(8,000)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
Amortization	-
(Increase) decrease in:
Accounts Receivable	-
Increase (decrease) in:
Accounts Payable	-
Accrued Payroll Taxes	-
Net Cash Provided (Used) By Operating Activities	(8,000)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common Stock Issuances	8,000
Net Cash (Used) By Financing Activities	8,000

NET INCREASE (DECREASE) IN CASH	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

PLUSH PROPERTIES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON MARCH 12, 2008
(Expressed in US Dollars)
					Total
	Number		Additional		Stockholders’
	of Common	Par	Paid In	Deficit	Equity
Capital Stock Issued	Shares	Value	Capital	Accumulated	(Deficit)

- March 13, 2008
Stock issued for Cash	6,400,000	$0.001	$-	$-	$6,400

- March 13, 2008
Stock Issued for Services	1,600,000	0.001	-	-	1,600

Net Loss for the period from March 12,
2008 to June 30, 2008	-	-	-	(8,000)	(8,000)

Balance as of June 30, 2008	8,000,000		$-	$(8,000)	$-

PLUSH PROPERTIES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF MARCH 12, 2008

TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Plush Properties, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

Plush Properties, Inc. (the Company) was incorporated in the State of Nevada on March 12, 2008. Plush Properties, Inc. was organized to engage in any lawful corporate business, including but not limited to, buying and selling, syndicating, and land banking for national and private home builders and commercial developers. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

The primary activity of the Company currently involves seeking properties to purchase, rezone then sell for a substantial profit. The Company has not selected any properties as acquisition targets and does not intend to limit potential candidates to particular location. The Company’s plans are in the conceptual stage only.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

PLUSH PROPERTIES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF MARCH 12, 2008

TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Cost of Goods Sold

Since the Company is still in the development state formal application of certain procedures have not been implemented. Generally, job costs include purchase price of properties as well as all direct materials, and labor costs and those indirect costs related to development and maintenance of the property prior to sale. Selling, general and administrative costs are charged to expense as incurred.

PLUSH PROPERTIES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF MARCH 12, 2008

TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on Plush Properties, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Plush Properties, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized Seventy Five Million (75,000,000) shares of common stock with a par value of $0.001. Currently, Eight Million shares of common stock have been issued.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In December of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123.”  SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

PLUSH PROPERTIES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JUNE 30, 2008

TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (Continued)

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments and Hedging Activities (SFAS No. 155), which amends Statement of Financial Accounting Standards No. 133. Accounting for Derivative Instruments and Hedging Activities (SFAS 133) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SFAS No. 140). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives, We expect the adoption of SFAS No. 155 to have a material impact on its consolidate financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (SFAS No. 156), which amends FASB Statement No. 140 (SFAS No. 140). SFAS 156 may be adopted as early as January 1, 2006 for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provision as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, the FAST said FAS No. 156 permits a services using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In October 2006, the FASB issued SFAS No. 157 (SFAS No. 157). The purpose of SFAS No. 157 is to provide users of financial statements with better information about the extent to which fair value is used to measure recognized assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings for the period.

SFAS No. 157 also provides guidance on the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This changes the definition of fair value to be the price that would be received to sell an asset or paid to transfer a liability, an exit price, as opposed to the price that would be paid to acquire the asset or received to assume the liability, an entry price. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods with those fiscal years (e.g., January 1, 2008, for calendar year-end entities.) We do not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (SFAS No. 158), which amends SFAS No. 87, 88, 106 and 132(R). Post application of SFAS 158, an employer should continue to apply the provision in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost. SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, which is, the difference between plan assets at fair value and the benefit obligation. SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106. Additionally, the measurement date is to be the date of the employer’s fiscal year-end.

PLUSH PROPERTIES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JUNE 30, 2008

TO JUNE 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (Continued)

Lastly, SFAS No. 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets or obligations. SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities. We do not expect the adoption of SFAS No. 158 to have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement No. 159 (FASB No. 159), The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. FASB No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.

The provisions of FASB No. 159 become effective as of the beginning of our 2009 fiscal year. We do not expect that the adoption of FASB No. 159 will have a material impact on our financial condition, results of operations or cash flows.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek potential properties for rezoning and resale and other business opportunities from all known sources but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not presently anticipated that the Company will engage professional firms specializing in property acquisitions. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

PLUSH PROPERTIES, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JUNE 30, 2008

TO JUNE 30, 2008

NOTE C – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE D – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Eight Million (8,000,000) outstanding in the development period ending June 30, 2008.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by PLUSH in connection with the sale of the common stock being registered. PLUSH has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$5,000
Accounting Fees	$2,000

Total	$7,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Plush Properties, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. PLUSH indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, PLUSH shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Plush Properties, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Plush Properties, Inc. or is or was serving at the request of Plush Properties, Inc. as a director, officer, employee or agent of Plush Properties, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Plush Properties, Inc.. Plush Properties, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Plush Properties, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, Plush Properties, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On March 12, 2008, Carlos Espinosa, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services, in exchange for 8,000,000 shares of common stock of the Company, each, par value $0.001 per share.

At the time of the issuance, Carlos Espinosa was in possession of all available material information about us, as he is the only officer and director.  On the basis of these facts, Plush Properties, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  PLUSH believes that the exemption from registration for these sales under Section 4(2) was available because:

•

Carlos Espinosa is an executive officer of PLUSH and thus had fair access to all material information about PLUSH before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Carlos Espinosa were at a par price per share of $0.001.  The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, PLUSH was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a)	Articles of Incorporation filed on March 12, 2008
b)	Bylaws adopted on March 13, 2008

5	Opinion on Legality

a) Opinion of Harold Gewerter, Esq.

15.1	Consent of Independent Auditor

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

 To file during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers, and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by the director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, , unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to the court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas State of Nevada on Sept. 30, 2008.

Plush Properties, Inc.
(Registrant)

By: /s/ Carlos Espinosa .
Carlos Espinosa, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Carlos Espinosa	President, Secretary and Director Chief Executive Officer	Sept. 30, 2008
Carlos Espinosa

Carlos Espinosa	Treasurer Chief Accounting Officer	Sept. 30, 2008
Carlos Espinosa

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